Exhibit 99.1

PART I. - FINANCIAL INFORMATION
Item 1. Financial Statements

JOY GLOBAL INC.
CONDENSED CONSOLIDATED STATEMENT OF INCOME
(Unaudited)
(In thousands except per share amounts)

	Quarter Ended		Nine Months Ended
	July 29,	July 30,	July 29,	July 30,
	2011	2010	2011	2010

Net sales	$1,136,352	$850,002	$3,068,613	$2,475,446
Costs and expenses:
Cost of sales	739,626	560,217	2,013,615	1,653,427
Product development, selling and administrative expenses	165,325	118,262	438,985	354,547
Other income	(4,591)	(903)	(7,839)	(3,054)

Operating income	235,992	172,426	623,852	470,526
Interest income	3,438	3,508	11,595	9,272
Interest expense	(9,470)	(7,447)	(25,195)	(22,137)
Reorganization items	-	(145)	(35)	(740)

Income from continuing operations before income taxes	229,960	168,342	610,217	456,921
Provision for income taxes	58,155	49,839	174,208	141,760
Income from continuing operations	171,805	118,503	436,009	315,161
Income from discontinued operations, net of income taxes	1,300	-	1,300	-

Net income	$173,105	$118,503	$437,309	$315,161

Basic earnings per share:
Continuing operations	$1.63	$1.15	$4.16	$3.06
Discontinued operation	0.01	-	0.01	-
Net Income	$1.64	$1.15	$4.17	$3.06

Diluted earnings per share:
Continuing operations	$1.61	$1.13	$4.09	$3.01
Discontinued operation	0.01	-	0.01	-
Net Income	$1.62	$1.13	$4.10	$3.01

Dividends per share	$0.175	$0.175	$0.525	$0.525

Weighted average shares outstanding:
Basic	105,204	103,333	104,803	103,084
Diluted	106,735	104,964	106,475	104,732

See Notes to Condensed Consolidated Financial Statements.

JOY GLOBAL INC.
CONDENSED CONSOLIDATED BALANCE SHEET
(In thousands)

	July 29,	October 29,
	2011	2010
	(Unaudited)	(Restated)
ASSETS
Current assets:
Cash and cash equivalents	$443,092	$815,581
Accounts receivable, net	852,376	674,135
Inventories, net	1,240,189	764,945
Other current assets	166,526	107,266
Current assets of discontinued operations	351,579	-
Total current assets	3,053,762	2,361,927

Property, plant and equipment, net	504,384	378,024
Investment, at fair value	134,814	-
Other intangible assets, net	403,283	178,831
Goodwill	393,657	125,686
Deferred income taxes (see footnote 2)	141,551	149,654
Other non-current assets	65,827	76,891
Non-current assets of discontinued operations	233,080	-
Total assets	$4,930,358	$3,271,013

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Short-term notes payable, including current portion of long-term obligations	$33,700	$1,550
Trade accounts payable	357,620	291,742
Employee compensation and benefits	129,628	128,132
Advance payments and progress billings	790,570	376,300
Accrued warranties	79,223	62,351
Other accrued liabilities	178,611	163,249
Current liabilities of discontinued operations	200,740	-
Total current liabilities	1,770,092	1,023,324

Long-term obligations	873,366	396,326
Accrued pension costs	325,964	428,348
Other liabilities	82,565	80,649

Total liabilities	3,051,987	1,928,647

Shareholders’ equity (see footnote 2)	1,878,371	1,342,366

Total liabilities and shareholders’ equity	$4,930,358	$3,271,013

See Notes to Condensed Consolidated Financial Statements.

JOY GLOBAL INC.
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(Unaudited)
(In thousands)

	Nine Months Ended
	July 29,	July 30,
	2011	2010
Operating Activities:
Income from continuing operations	$436,009	$315,161
Income from discontinued operations	1,300	-
Adjustments to continuing operations:
Depreciation and amortization	50,669	44,870
Change in deferred income taxes	(11,883)	6,001
Excess income tax benefit from share-based payment awards	(17,837)	(5,446)
Contributions to retiree benefit plans	(134,352)	(73,876)
Retiree benefit plan expense	38,429	40,252
Other, net	18,369	7,192
Changes in Working Capital Items Attributed to Continuing Operations, net of acquisition:
Accounts receivable, net	(64,902)	(7,231)
Inventories, net	(259,180)	(21,472)
Other current assets	(41,574)	1,067
Trade accounts payable	18,894	50,712
Employee compensation and benefits	(12,169)	(7,509)
Advance payments and progress billings	303,475	30,309
Other accrued liabilities	22,186	(7,101)
Net cash provided by operating activities – continuing operations	346,134	372,929
Net cash used by operating activities – discontinued operations	(2,444)	-
Net cash provided by operating activities	343,690	372,929
Investing Activities:
Property, plant and equipment acquired	(75,189)	(51,325)
Investment in International Mining Machinery shares	(140,613)	-
Acquisition of LeTourneau net of cash acquired	(1,041,161)	-
Other, net	2,514	(1,614)
Net cash used by investing activities – continuing operations	(1,254,449)	(52,939)
Net cash used by investing activities – discontinued operations	(361)	-
Net cash used by investing activities	(1,254,810)	(52,939)
Financing Activities:
Share-based payment awards	70,426	24,187
Dividends paid	(54,870)	(54,003)
Change in short and long-term obligations, net	508,861	(13,085)
Financing fees	(9,435)	-
Net cash provided (used) by financing activities – continuing operations	514,982	(42,901)
Net cash provided (used) by financing activities – discontinued operations	-	-
Net cash provided (used) by financing activities	514,982	(42,901)
Effect of Exchange Rate Changes on Cash and Cash Equivalents	23,649	(132)
(Decrease) Increase in Cash and Cash Equivalents	(372,489)	276,957
Cash and Cash Equivalents at Beginning of Period	815,581	471,685
Cash and Cash Equivalents at End of Period	$443,092	$748,642

See Notes to Condensed Consolidated Financial Statements.

1.	Description of Business

Joy Global Inc. (the “Company”) is a worldwide leader in high productivity mining solutions, and we manufacture and market original equipment and aftermarket parts and services for both underground and surface mining and certain industrial applications.  Our equipment is used in major mining regions throughout the world to mine coal, copper, iron ore, oil sands and other minerals.  We operate in two business segments: underground mining machinery (Joy Mining Machinery or “Joy”) and surface mining equipment (P&H Mining Equipment or “P&H”).  Joy is a major manufacturer of underground mining equipment for the extraction of coal and other bedded minerals and offers comprehensive service locations near major mining regions worldwide.  P&H is a major producer of surface mining equipment for the extraction of ores and minerals and provides extensive operational support for many types of equipment used in surface mining.

Acquisition of LeTourneau Technologies, Inc.

On June 22, 2011, we completed the acquisition of LeTourneau Technologies, Inc. (“LeTourneau”).  LeTourneau operates in three businesses, mining equipment, steel products and drilling products.  Subsequent to the acquisition we entered into a definitive agreement with Cameron International Corporation (“Cameron”) to sell the drilling products business of LeTourneau. The results of operations for LeTourneau have been included in the accompanying condensed consolidated financial statements from the acquisition date forward, with results of the drilling products business being included as results of discontinued operations while the mining equipment and steel products business results are included in continuing operations as part of the surface mining equipment segment.

We purchased all of the outstanding shares of LeTourneau.  The preliminary purchase price for the acquisition was as follows:

(in thousands)
Cash consideration	$1,100,000
Working capital purchase price adjustments	(54,346)
$1,045,654

The final purchase price is pending and is based upon the level of net working capital transferred at closing.  The preliminary allocation of the purchase price to the assets acquired and liabilities assumed is based upon the estimated fair values at the date of acquisition.  The fair values of the assets and liabilities included in the table below are preliminary and subject to change principally as we are currently in the process of obtaining third-party valuations of assets acquired and liabilities assumed.

The excess of the purchase price over the net tangible and identifiable intangible assets is reflected as goodwill.  The amount allocated to intangible assets and goodwill for tax purposes is expected to be tax deductible as a result of our election under Section 338(h) (10) of the Internal Revenue Code.  The following table summarizes the preliminary estimates of fair value of the assets acquired and the liabilities assumed as of the acquisition date:

(in thousands)
Assets Acquired:
Cash and cash equivalents	$4,714
Accounts receivable	57,237
Inventories	199,214
Other current assets	187
Current assets of discontinued operations	330,268
Property, plant and equipment	85,609
Other intangible assets and goodwill	488,162
Other non-current assets	535
Non-current assets of discontinued operations	234,240
Total assets acquired	1,400,166

Liabilities Assumed:
Accounts payable	(37,161)
Employee compensation and benefits	(10,576)
Advance payments and progress billings	(97,228)
Other accrued liabilities	(20,039)
Current liabilities of discontinued operations	(189,508)
Total liabilities assumed	(354,512)
$1,045,654

The fair value for acquired assets was primarily determined based upon discounted expected cash flows.  Of the $488.2 million of intangible assets and goodwill, $232.0 million has been preliminarily assigned to intangible assets which are being amortized.  The determination of the useful life was based upon historical experience, economic factors, and future cash flows of the assets acquired.

The results of LeTourneau have been included in the condensed consolidated financial statements since the date of acquisition.  For the six-week period, the mining equipment and steel products businesses of LeTourneau combined had net sales of $43.3 million and net income of $6.3 million.  We incurred $8.6 million of acquisition costs related to LeTourneau.

The following unaudited pro forma financial information for the three and nine months ended July 29, 2011 and July 30, 2010 reflect the results of continuing operations as if the acquisition had been completed on October 30, 2010 and October 31, 2009, respectively.  Pro forma adjustments have been made for changes in depreciation and amortization expenses related to the valuation of the acquired fixed and intangible assets at fair value, the elimination of non-recurring items, the addition of incremental costs related to debt used to finance the acquisition, and the tax benefits related to the increased costs.

	Quarter Ended		Nine Months Ended
	July 29,	July 30,	July 29,	July 30,
	2011	2010	2011	2010
Net sales	$1,203,786	$922,202	$3,284,766	$2,641,619
Income from continuing operations	$175,015	$124,192	$446,593	$318,915
Basic earnings per share from continuing operatons	$1.66	$1.20	$4.26	$3.09
Diluted earnings per share from continuing operatons	$1.64	$1.18	$4.19	$3.05

The unaudited pro forma financial information is presented for information purposes only.  It is not necessarily indicative of what our financial position or results of operations actually would have been had we completed the acquisition at the dates indicated, nor does it purport to project the future financial position or operating results of the combined company.

Discontinued operations of LeTourneau

On August 29, 2011 we entered into a definitive agreement with Cameron to sell the drilling products business purchased from LeTourneau for $375.0 million in cash, subject to a post-closing working capital adjustment.  We expect to close the transaction following receipt of necessary regulatory approvals, and satisfaction of customary closing conditions, which is expected to occur within 60 days of the agreement date.  The drilling products business has been reflected as a discontinued operation and all assets and liabilities of the segment have been reflected as such in the Condensed Consolidated Balance Sheet and all results of operations have been reflected as discontinued operations in the Condensed Consolidated Statement of Income.

The operating results of the discontinued operations included in the consolidated financial statements for the three months and nine months ended July 29, 2011 follow:

(in thousands)
Net sales	$19,536
Income before income taxes	1,941
Provision for income taxes	641
Income from discontinued operations, net of tax	$1,300

The following are the assets and liabilities of the discontinued operations as of July 29, 2011:

July 29,
(in thousands)	2011
Accounts receivable, net	$49,399
Inventories	274,674
Other current assets	27,506
Total current assets of discontinued operations	$351,579

Property, plant and equipment, net	$116,528
Other intangible assets and goodwill	115,834
Other non-current assets	718
Total non-current assets of discontinued operations	$233,080

Accounts payable	$52,536
Employee compensation and benefits	12,709
Advance payments and progress billings	102,043
Other accrued liabilities	33,452
Total current liabilities of discontinued operations	$200,740

2.	Basis of Presentation

The Condensed Consolidated Financial Statements presented in this quarterly report on Form 10-Q are unaudited and have been prepared by us in accordance with accounting principles generally accepted in the United States of America (“GAAP”) and pursuant to the rules and regulations of the U.S. Securities and Exchange Commission.  In our opinion, all adjustments necessary for the fair presentation on a going concern basis of the results of operations, cash flows and financial position for all periods presented have been made.  All adjustments made are of a normal recurring nature.  The preparation of the financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes.  Actual amounts could differ from the estimates.

These financial statements should be read in conjunction with the financial statements and accompanying notes included in our Annual Report on Form 10-K for the fiscal year ended October 29, 2010.  The results of operations for any interim period are not necessarily indicative of the results to be expected for the full year.

Total shareholders’ equity and deferred income taxes have been adjusted by $13.0 million for a change in the deferred tax asset valuation allowance originally recorded in 2006.

3.	Derivatives

We enter into derivative contracts, primarily foreign currency forward contracts, to hedge the risks of certain identified and anticipated transactions in currencies other than the functional currency of the respective operating unit.  The types of risks hedged are those arising from the variability of future earnings and cash flows caused by fluctuations in foreign currency exchange rates.  We have designated substantially all of these contracts as cash flow hedges.  These contracts are for forecasted transactions and committed receivables and payables denominated in foreign currencies and are not entered into for speculative purposes.

We are exposed to certain foreign currency risks in the normal course of our global business operations.  For derivative contracts that are designated and qualify for a cash flow hedge, the effective portion of the gain or loss of the derivative contract is recorded as a component of other comprehensive income, net of tax.  This amount is reclassified into the income statement on the line associated with the underlying transaction for the period(s) in which the hedged transaction affects earnings.  The amounts recorded in accumulated other comprehensive income for existing cash flow hedges are generally expected to be reclassified into earnings within one year and all of the existing hedges will be reclassified into earnings by October 2012.  Ineffectiveness related to these derivative contracts was recorded in the Consolidated Statement of Income as a gain of $0.3 million and $1.0 million for the quarters ended July 29, 2011 and July 30, 2010, respectively.  Ineffectiveness related to these derivative contracts was recorded in the Consolidated Statement of Income as a gain of $0.6 million and a gain of $3.7 million for the nine months ended July 29, 2011 and July 30, 2010, respectively.

For derivative contracts that are designated and qualify as a fair value hedge, gain or loss is recorded in the Consolidated Statement of Income under the heading Cost of Sales.  For the quarters ended July 29, 2011 and July 30, 2010 we recorded a $2.3 million loss and a $0.1 million gain, respectively, in the Consolidated Statement of Income related to fair value hedges which was offset by foreign exchange fluctuations of the underlying receivables.  For the nine months ended July 29, 2011 and July 30, 2010 we recorded a loss of $0.7 million and $0.1 million, respectively, in the Consolidated Statement of Income related to fair value hedges which was offset by foreign exchange fluctuations of the underlying receivables.

The following table summarizes the effect of cash flow hedges on the Consolidated Statement of Income:

In thousands	Effective Portion

		Location of	Amount of
	Amount of	Gain/(Loss)	Gain/(Loss)
Derivative	Gain/(Loss)	Reclassified	Reclassified
Hedging	Recognized	from AOCI	from AOCI
Relationship	in OCI	into Earnings	into Earnings

Quarter ended July 29, 2011

Foreign currency
forward contracts	$2,945	Cost of sales	$413
		Sales	456

Nine months ended July 29, 2011

Foreign currency
forward contracts	$9,392	Cost of sales	$3,357
		Sales	4,039
Quarter ended July 30, 2010

Foreign currency
forward contracts	$11,529	Cost of sales	$(7,175)
		Sales	3,019

Nine months ended July 30, 2010

Foreign currency
forward contracts	$6,397	Cost of sales	$(7,333)
		Sales	3,876

We are exposed to credit risk in the event of nonperformance by counterparties to the forward contracts.  The contract amount, along with other terms of the forward, determines the amount and timing of amounts to be exchanged and the contract is generally subject to credit risk only when the contract has a positive fair value.  We currently have a concentration of these contracts with Bank of America, N.A.

Forward exchange contracts are entered into to protect the value of forecasted transactions and committed future foreign currency receipts and disbursements and consequently any market-related loss on the forward contract would be offset by changes in the value of the hedged item.  As a result, we are generally not exposed to net market risk associated with these instruments.

4.	Borrowings and Credit Facilities

Direct borrowings and capital lease obligations consisted of the following:

	July 29,	October 29,
In thousands	2011	2010

Term Loan due 2016	$500,000	$-
6.0% Senior Notes due 2016	247,924	247,677
6.625% Senior Notes due 2036	148,435	148,417
Short-term notes payable and bank overdrafts	8,500	1,208
Capital leases and other	2,207	574
	907,066	397,876
Less: Amounts due within one year	(33,700)	(1,550)

Long-term obligations	$873,366	$396,326

As of June 21, 2011 we have exercised our option under the unsecured revolving credit facility (the “Credit Agreement”) to increase the aggregate revolving commitment available by an additional $200.0 million.  As increased, the $700.0 million Credit Agreement is set to expire November 3, 2014.  Outstanding borrowings bear interest equal to the London Interbank Offered Rate (“LIBOR”) (defined as applicable LIBOR rate for the equivalent interest period plus 1.75% to 2.75%) or the base rate (defined as the higher of the prime rate, Federal Funds Effective Rate plus 0.5%, or Eurodollar Rate plus 1.0%) at our option.  We pay a commitment fee ranging from 0.25% to 0.5% on the unused portion of the revolving credit facility based on our credit rating.  The Credit Agreement requires the maintenance of certain financial covenants, including leverage and interest coverage ratios.  The Credit Agreement also restricts payments of dividends or other return of capital when the consolidated leverage ratio exceeds a stated amount. At July 29, 2011, we were in compliance with all financial covenants of the Credit Agreement and had no restrictions on the payment of dividends or return of capital.

At July 29, 2011, there was $441.8 million available for borrowings under the Credit Agreement.   Outstanding letters of credit issued under the Credit Agreement, which count toward the $700.0 million credit limit, totaled $258.2 million.  At July 29, 2011, and October 29, 2010, there were no outstanding direct borrowings under the Credit Agreement.

The LeTourneau acquisition was funded in part by utilizing the full $500.0 million commitment under the term loan commitment (the “Term Loan”) dated June 16, 2011.  The Term Loan requires quarterly principal payments beginning September 20, 2011 and matures June 16, 2016.  The Term Loan contains terms and conditions that are substantially similar to the terms and conditions of the Credit Agreement.  Outstanding borrowings for the Term Loan bear interest equal to the Eurodollar rate plus a margin that varies with the Company’s credit rating and base rate loans (defined as the higher of the prime rate, Federal Funds Effective Rate plus 0.5% or one month Eurodollar Rate plus 1.0%) plus a margin that varies with the Company’s credit rating.  The Term Loan requires the maintenance of certain financial covenants, including leverage and interest coverage ratios.  At July 29, 2011, we were in compliance with all financial covenants of the Term Loan.

On July 11, 2011 we entered into a Share Purchase Agreement (“SPA”) to acquire approximately 41.1% of the outstanding common stock of International Mining Machinery Holdings Ltd., a Hong Kong listed designer and manufacturer of underground and coal mining equipment located in China.  Pursuant to Rule 26.1 of the Hong Kong Takeovers Code, upon receipt of regulatory approval and closing of the purchase under the SPA, we will be required to make an offer for the remaining IMM shares.  In conjunction with the SPA, we entered into a $1.5 billion senior unsecured bridge term loan facility (the “Bridge Loan Agreement”).  Under the Bridge Loan Agreement we have the ability to draw up to a maximum of $650.0 million on the closing date of the SPA and subsequently in multiple draws of no less the $10.0 million at any time during the period beginning on the commencement of the mandatory tender offer and ending on the date on which all amounts payable with respect to the tender offer have been paid.  Any unused commitments of the Bridge Loan Agreement shall expire on the earlier of (i) the date on which the SPA is terminated without the purchase having been consummated, (ii) March 11, 2012, unless the purchase is consummated on or prior to such date, (iii) the date that is 90 days following the 41.1% purchase date, as defined in the Bridge Loan Agreement, (iv) the date on which all amounts payable pursuant to the tender offer have been paid, (v) the date on which the commitments are terminated, reduced or prepaid, or (vi) May 11, 2012.  Outstanding borrowings bear interest equal to Eurodollar rate plus a margin that varies with the credit rating and base rate loans (defined as the higher of the prime rate, Federal Funds Effective Rate plus 0.5% or one month Eurodollar Rate plus 1.0%) plus a margin that varies with the credit rating.  We also pay a commitment fee ranging from 0.25% to 0.375% on the undrawn portion of the credit facility based on our credit rating.  The Bridge Loan Agreement requires the maintenance of certain financial covenants, including leverage and interest coverage ratios that are substantially similar to those in the Credit Agreement.  At July 29, 2011, no amounts were outstanding under the Bridge Loan Agreement and we were in compliance with all financial covenants of the Bridge Loan Agreement.

5.	Warranties

The following table reconciles the changes in the product warranty reserve:

	Quarter Ended		Nine Months Ended
	July 29,	July 30,	July 29,	July 30,
In thousands	2011	2010	2011	2010
Balance, beginning of period	$66,776	$59,726	$62,351	$58,947
Accrual for warranty expensed during the period	9,780	6,415	27,376	24,359
Settlements made during the period	(9,408)	(7,549)	(25,076)	(23,385)
Change in liability for pre-existing warranties during the period, including expirations	928	(117)	1,170	(778)
Effect of foreign currency translation	(398)	(505)	1,857	(1,173)
Acquired warranty accrual – LeTourneau	11,545	-	11,545	-
Balance, end of period	$79,223	$57,970	$79,223	$57,970

6.	Basic and Diluted Net Income Per Share

Basic net income per share is computed based on the weighted-average number of shares outstanding during each period.  Diluted net income per share is computed based on the weighted-average number of shares outstanding during each period, plus dilutive potential shares considered outstanding during the period.

The following table sets forth the computation of basic and diluted net income per share:

	Quarter Ended		Nine Months Ended
July 29,	July 30,	July 29,	July 30,
In thousands except per share data	2011	2010	2011	2010
Numerator:
Income from continuing operations	$171,805	$118,503	$436,009	$315,161
Income from discontinued operations	1,300	-	1,300	-
Net income	$173,105	$118,503	$437,309	$315,161

Denominator:
Denominator for basic net income per share -
Weighted average shares	105,204	103,333	104,803	103,084
Effect of dilutive securities:
Stock options, restricted stock units and performance shares	1,531	1,631	1,672	1,648
Denominator for diluted net income per share -
Adjusted weighted average shares and assumed conversions	106,735	104,964	106,475	104,732

Basic earnings per share:
Continuing operations	$1.63	$1.15	$4.16	$3.06
Discontinued operations	0.01	-	0.01	-
Net income	$1.64	$1.15	$4.17	$3.06

Diluted earnings per share:
Continuing operations	$1.61	$1.13	$4.09	$3.01
Discontinued operations	0.01	-	0.01	-
Net income	$1.62	$1.13	$4.10	$3.01

7.	Contingent Liabilities

We and our subsidiaries are involved in various unresolved legal matters that arise in the normal course of operations, the most prevalent of which relate to product liability (including over 1,000 asbestos and silica-related cases), employment, and commercial matters.  Also, as a normal part of operations, our subsidiaries undertake contractual obligations, warranties, and guarantees in connection with the sale of products or services.  Although the outcome of these matters cannot be predicted with certainty and favorable or unfavorable resolutions may affect the results of operations on a quarter-to-quarter basis, we believe that the outcome of such legal and other matters will not have a materially adverse effect on our consolidated financial position, results of operations, or liquidity.

During the Chapter 11 reorganization of Harnischfeger Industries, Inc. (our “Predecessor Company”), in 1999 through the filing of a voluntary petition under Chapter 11 of the United States Bankruptcy Code, the Wisconsin Department of Workforce Development (“DWD”) filed claims against Beloit Corporation (“Beloit”), a former majority owned subsidiary, and us in federal bankruptcy court seeking “at least” $10.0 million in severance benefits and penalties, plus interest, on behalf of former Beloit employees.  DWD’s claim against Beloit included unpaid severance pay due under a severance policy Beloit established in 1996.  DWD alleges that Beloit violated its alleged contractual obligations under the 1996 policy when it amended the policy in 1999.  The Federal District Court for the District of Delaware removed DWD’s claims from the bankruptcy court and granted summary judgment in our favor on all of DWD’s claims in December 2001.  DWD appealed the decision and the judgment was ultimately vacated in part and remanded.  Following further proceedings, DWD’s only remaining claim against us is that our Predecessor Company tortiously interfered with Beloit's decision to amend its severance policy.  We concluded a trial on DWD’s remaining claim during the week of March 1, 2010.  On September 21, 2010, the court granted judgment in our favor.  DWD then filed a post-judgment motion asking the court to change its decision.  We await a ruling on DWD’s latest motion.  If the court denies DWD’s motion, we expect that DWD will file an appeal with the United States Court of Appeals for the Third Circuit.  We do not believe these proceedings will have a significant effect on our financial condition, results of operations, or liquidity.

Because DWD’s claims were still being litigated as of the effective date of our plan of reorganization, the plan of reorganization provided that the claim allowance process with respect to DWD’s claims would continue as long as necessary to liquidate and determine these claims.

On July 29, 2011, we were contingently liable to banks, financial institutions, and others for approximately $282.8 million for outstanding letters of credit, bank guarantees, and surety bonds securing performance of sales contracts and other guarantees in the ordinary course of business.  Of the $282.8 million, approximately $15.7 million relates to surety bonds and $8.9 million relates to outstanding letters of credit or other guarantees issued by non-U.S. banks for non-U.S. subsidiaries under locally provided credit facilities.

From time to time we and our subsidiaries become involved in proceedings relating to environmental matters.  We believe that the resolution of such environmental matters will not have a materially adverse effect on our consolidated financial position, results of operations or liquidity.

8.	Fair Value Measurements

GAAP establishes a three-level fair value hierarchy that prioritizes information used in developing assumptions when pricing an asset or liability as follows:

Level 1: Observable inputs such as quoted prices in active markets

Level 2: Inputs, other than quoted prices in active markets that are observable either directly or indirectly

Level 3: Unobservable inputs where there is little or no market data, which requires the reporting entity to develop its own assumptions

GAAP requires the use of observable market data, when available, in making fair value measurements.  When inputs used to measure fair value fall within different levels of the hierarchy, the level within which the fair value measurement is categorized is based on the lowest level input that is significant to the fair value measurement.

The following tables present the fair value hierarchy for those assets and liabilities measured at fair value and disclose the fair value of certain other liabilities.  As of July 29, 2011 and October 29, 2010 we did not have any Level 3 assets or liabilities.

Fair Value Measurements
at July 29, 2011
	Carrying	Total Fair
In thousands	Value	Value	Level 1	Level 2

Current Assets
Cash and cash equivalents	$443,092	$443,092	$443,092	$-

Other Current Assets
Derivatives	$14,388	$14,388	$-	$14,388

Other Long-term Assets
Investment, at fair value	$134,814	$134,814	$134,814	$-

Short-term notes payable,
Including current portion of long-term obligations
Current portion of Term Loan	$25,000	$25,000	$-	$25,000

Other Accrued Liabilities
Derivatives	$5,207	$5,207	$-	$5,207

Long-term Obligations
6.0 % Senior Notes	$247,924	$282,500	$282,500	$-
6.625% Senior Notes	$148,435	$162,933	$162,933	$-
Term Loan	$475,000	$475,000	$-	$475,000

Fair Value Measurements
at October 29, 2010
	Carrying	Total Fair
In thousands	Value	Value	Level 1	Level 2

Current Assets
Cash and cash equivalents	$815,581	$815,581	$815,581	$-

Other Current Assets
Derivatives	$10,643	$10,643	$-	$10,643

Other Accrued Liabilities
Derivatives	$4,212	$4,212	$-	$4,212

Long-term Obligations
6.0 % Senior Notes	$247,677	$273,125	$273,125	$-
6.625% Senior Notes	$148,417	$152,438	$152,438	$-

The following methods and assumptions were used to estimate the fair value of each class of financial instruments for which it is practicable to estimate that value:

Cash and Cash Equivalents: The carrying value approximates fair value because of the short maturity of those instruments.

Derivatives: The fair value of forward foreign exchange contracts represents the estimated amounts receivable (payable) to terminate such contracts at the respective period end based on foreign exchange market prices at that date.

Investment, at fair value:  The fair value of the investment is estimated based on an active quoted market price at the respective period end.  See Note 13 for further information related to Investment, at fair value.

Senior Notes:  The fair market value of the Senior Notes is estimated based on market quotations at the respective period end.

Term Loan: The fair value of the Term Loan is estimated using discounted cash flows and current market conditions.

9.	Inventories

Consolidated inventories consisted of the following:

	July 29,	October 29,
In thousands	2011	2010
Finished goods	$749,532	$503,356
Work in process and purchased parts	289,561	183,658
Raw materials	201,096	77,931
	$1,240,189	$764,945

10.	Share-Based Compensation

We recognized total share-based compensation expense for the quarters ended July 29, 2011 and July 30, 2010 of approximately $6.7 million and $4.5 million, respectively.  We recognized total share-based compensation expense for the nine months ended July 29, 2011 and July 30, 2010 of approximately $18.9 million and $18.8 million, respectively.  For the quarters ended July 29, 2011 and July 30, 2010 we had 55,960 and 70,376 stock options exercised, respectively.  For the nine months ended July 29, 2011 and July 30, 2010 we had 1,425,450 and 763,312 stock options exercised, respectively.

11.	Comprehensive Income

Comprehensive income consisted of the following net of taxes where applicable:

	Quarter Ended		Nine Months Ended
	July 29,	July 30,	July 29,	July 30,
In thousands	2011	2010	2011	2010

Net income	$173,105	$118,503	$437,309	$315,161
Other comprehensive income (loss):
Pension & postretirement adjustments	11,438	5,416	23,210	16,194
Translation adjustments	(1,777)	(6,654)	50,055	(13,346)
Investment fair value adjustments	(5,799)	-	(5,799)	-
Derivative fair value adjustments	1,360	4,793	1,309	1,911
Total other comprehensive income	5,222	3,555	68,775	4,759
Comprehensive income	$178,327	$122,058	$506,084	$319,920

12.	Retiree Benefits

The components of the net periodic pension and other post-retirement benefits expense recognized are as follows:

	Pension Benefits		Postretirement Benefits
	Quarter Ended		Quarter Ended
	July 29,	July 30,	July 29,	July 30,
In thousands	2011	2010	2011	2010

Service cost	$5,223	$5,273	$166	$171
Interest cost	21,800	21,328	343	394
Expected return on assets	(23,833)	(22,070)	(71)	(37)
Amortization of:
Prior service cost	343	289	12	-
Actuarial loss (gain)	8,999	8,203	(214)	(366)
Net periodic benefit cost	$12,532	$13,023	$236	$162

	Pension Benefits		Postretirement Benefits
	Nine Months Ended		Nine Months Ended
	July 29,	July 30,	July 29,	July 30,
In thousands	2011	2010	2011	2010

Service cost	$15,493	$15,819	$736	$687
Interest cost	64,182	63,960	1,155	1,214
Expected return on assets	(69,540)	(65,537)	(255)	(169)
Amortization of:
Prior service cost	1,031	869	36	-
Actuarial loss (gain)	26,573	24,495	(982)	(1,070)
Net periodic benefit cost	$37,739	$39,606	$690	$662

The actuarial loss (gain) arises from differences in estimates and actual experiences for certain assumptions including changes in discount rate, expected return on assets and future salary rate increases.  During 2011 we expect to contribute approximately $175.0 million to $185.0 million to our defined benefit employee pension plans.

13.	Investment, at Fair Value

On July 28, 2011, we purchased approximately 136.5 million shares of International Mining Machinery Holdings Ltd. (“IMM”) for $140.6 million.  These shares were purchased on the open market and represent 10.5% of the total outstanding shares.  Unrealized gains and losses arising from the revaluation of the current investment, net of applicable deferred income taxes, is carried in accumulated other comprehensive income (loss).

On July 14, 2011 we announced that we entered into an agreement on July 11, 2011 to purchase approximately 41.1% of IMM’s outstanding shares for approximately $585 million (U.S.) or HK$8.50 per share.  The July 11, 2011 purchase agreement is subject to approval from the Anti-monopoly Bureau of the Ministry of Commerce (“MOFCOM”) of the People’s Republic of China.  Upon obtaining approval from MOFCOM, we will apply the acquisition method of accounting re-measuring the preexisting interest at fair value with the resulting gain or loss recorded into earnings and we will be required to make an unconditional cash tender offer to purchase the remaining outstanding shares.

14.	Segment Information

We have historically operated in two reportable segments: Underground Mining Machinery and Surface Mining Equipment.  Crushing and conveying operating results related to surface applications are reported as part of the Surface Mining Equipment segment, while total crushing and conveying operating results are included with the Underground Mining Machinery segment.  Eliminations consist of the surface applications of crushing and conveying included in both operating segments. On June 22, 2011 we completed the acquisition of LeTourneau from Rowan Companies, Inc.  LeTourneau historically operated in three business segments, mining equipment, steel products and drilling products.  Results of mining equipment and steel products have been combined with our Surface Mining Equipment segment.  The drilling products segment has been classified as a discontinued operation.  See Note 1 for discussion on discontinued operations.

	Underground	Surface
	Mining	Mining
In thousands	Machinery	Equipment	Corporate	Eliminations	Total
Quarter ended July 29, 2011
Net sales	$669,179	$507,552	$-	$(40,379)	$1,136,352

Operating income (loss)	156,437	113,760	(24,392)	(9,813)	235,992
Interest and reorganization items	-	-	(6,032)	-	(6,032)
Income from continuing operations before income taxes	$156,437	$113,760	$(30,424)	$(9,813)	$229,960

Depreciation and amortization	$10,618	$8,344	$59	$-	$19,021

Capital expenditures	$8,546	$12,745	$800	$-	$22,091

Quarter ended July 30, 2010
Net sales	$510,817	$372,942	$-	$(33,757)	$850,002

Operating income (loss)	107,084	82,857	(9,541)	(7,974)	172,426
Interest and reorganization items	-	-	(4,084)	-	(4,084)
Income before income taxes	$107,084	$82,857	$(13,625)	$(7,974)	$168,342

Depreciation and amortization	$10,329	$5,179	$33	$-	$15,541

Capital expenditures	$12,590	$6,598	$13	$-	$19,201

Nine months ended July 29, 2011
Net sales	$1,828,481	$1,333,372	$-	$(93,240)	$3,068,613

Operating income (loss)	406,807	290,673	(50,548)	(23,080)	623,852
Interest and reorganization items	-	-	(13,635)	-	(13,635)
Income from continuing operations before income taxes	$406,807	$290,673	$(64,183)	$(23,080)	$610,217

Depreciation and amortization	$30,769	$19,725	$175	$-	$50,669

Capital expenditures	$39,359	$35,030	$800	$-	$75,189

Nine months ended July 30, 2010
Net sales	$1,478,835	$1,084,555	$-	$(87,944)	$2,475,446

Operating income (loss)	284,571	240,248	(32,677)	(21,616)	470,526
Interest and reorganization items	-	-	(13,605)	-	(13,605)
Income before income taxes	$284,571	$240,248	$(46,282)	$(21,616)	$456,921

Depreciation and amortization	$29,339	$15,439	$92	$-	$44,870

Capital expenditures	$25,253	$25,953	$119	$-	$51,325

15.	Subsequent Events

On August 16, 2011 we purchased approximately 102 million, or 7.9%, of additional outstanding shares of IMM on the open market for approximately $105.1 million, bringing our total ownership stake to 18.3%.

On August 22, 2011, our Board of Directors declared a cash dividend of $0.175 per outstanding share of common stock.  The dividend will be paid on September 19, 2011 to all shareholders of record at the close of business on September 5, 2011.

On August 29, 2011 we entered into a definitive agreement with Cameron to sell the drilling products business purchased from LeTourneau for $375.0 million in cash, subject to a post-closing working capital adjustment.  We expect to close the transaction following receipt of necessary regulatory approvals, and satisfaction of customary closing conditions, which is expected to occur within 60 days of the agreement date.  The drilling products business has been reflected as a discontinued operation and all assets and liabilities of the segment have been reflected as such in the Condensed Consolidated Balance Sheet and all results of operations have been reflected as discontinued operations in the Condensed Consolidated Statement of Income.

16.	Recent Accounting Pronouncements

In June 2011, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2011-05, “Comprehensive Income (Topic 220):  Presentation of Comprehensive Income.”  ASU No. 2011-05 eliminates the option to present components of other comprehensive income as part of the statement of shareholders’ equity.  ASU 2011-05 will be effective for the quarter ending January 25, 2013.  The adoption of this guidance will have no impact on our financial condition or results of operations but will impact the presentation of the financial statements.  We are currently evaluating the presentation options.

In May 2011, the FASB issued ASU No. 2011-04, “Fair Value Measurement (Topic 820):  Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and IFRSs.”  This ASU clarifies and changes the application of various fair value measurement principles and disclosure requirements, and will be effective for the quarter ending April 27, 2012.  The adoption is not expected to have a material impact on our consolidated financial statements.

In December 2009, the FASB issued ASU No. 2009-17, “Consolidations (Topic 810): Improvements to Financial Reporting by Enterprises Involved with Variable Interest Entities.”  ASU No. 2009-17 clarifies how a company determines when an entity that is insufficiently capitalized or is not controlled through voting should be consolidated.  This ASU was effective for us beginning in the first quarter of fiscal 2011 (October 30, 2010).  The adoption of ASU No. 2009-17 did not have a material impact on our consolidated financial statements.

In October 2009, FASB issued ASU No. 2009-13, “Revenue Recognition (Topic 605): Multiple-Deliverable Revenue Arrangements — a consensus of the FASB Emerging Issues Task Force.”  ASU No. 2009-13 establishes the accounting and reporting guidance for arrangements under which a vendor will perform multiple revenue-generating activities.  Specifically, this ASU addresses how to separate deliverables and how to measure and allocate arrangement consideration to one or more units of accounting.  This ASU was effective for us beginning in the first quarter of fiscal 2011 (October 30, 2010). The adoption ASU No. 2009-13 did not have a material impact on our consolidated financial statements.

17.	Subsidiary Guarantors

The following tables present condensed consolidated financial information of continuing operations as of July 29, 2011 and October 29, 2010 and for the quarters and nine months ended July 29, 2011 and July 30, 2010 for: (a) the parent company; (b) on a combined basis, the guarantors of the Credit Agreement and Senior Notes issued in November 2006, which include the significant domestic operations of Joy Technologies Inc., P&H Mining Equipment Inc., N.E.S. Investment Co., LeTourneau Technologies, Inc., and Continental Crushing & Conveying Inc. (the “Subsidiary Guarantors”); and (c) on a combined basis, the non-guarantors, which include all of our foreign subsidiaries and a number of small domestic subsidiaries (the “Non-Guarantor Subsidiaries”).  Separate financial statements of the Subsidiary Guarantors are not presented because the guarantors are unconditionally, jointly, and severally liable under the guarantees, and we believe such separate statements or disclosures would not be useful to investors.

Condensed Consolidating Statement of Income
Quarter Ended July 29, 2011
(In thousands)

	Parent	Subsidiary	Non-Guarantor
	Company	Guarantors	Subsidiaries	Eliminations	Consolidated

Net sales	$-	$712,779	$718,079	$(294,506)	$1,136,352

Cost of sales	-	476,603	488,767	(225,744)	739,626

Product development, selling and administrative expenses	24,102	80,652	60,571	-	165,325
Other (income) expense	-	15,975	(20,566)	-	(4,591)
Operating income (loss)	(24,102)	139,549	189,307	(68,762)	235,992

Intercompany items	4,778	(7,054)	(34,681)	36,957	-
Interest income (expense) - net	(8,687)	382	2,273	-	(6,032)
Reorganization items	-	-	-	-	-

Income (loss) from continuing operations
before income taxes and equity	(28,011)	132,877	156,899	(31,805)	229,960

Provision (benefit) for income taxes	(29,103)	56,015	31,243	-	58,155
Equity in income (loss) of subsidiaries	170,713	41,721	-	(212,434)	-

Income from continuing operations	$171,805	$118,583	$125,656	$(244,239)	$171,805

Condensed Consolidating Statement of Income
Quarter Ended July 30, 2010
(In thousands)

	Parent	Subsidiary	Non-Guarantor
	Company	Guarantors	Subsidiaries	Eliminations	Consolidated

Net sales	$-	$493,029	$521,045	$(164,072)	$850,002

Cost of sales	-	329,182	357,507	(126,472)	560,217

Product development, selling and administrative expenses	9,503	60,506	48,253	-	118,262
Other (income) expense	-	14,885	(15,788)	-	(903)
Operating income (loss)	(9,503)	88,456	131,073	(37,600)	172,426

Intercompany items	10,097	(5,797)	(23,607)	19,307	-
Interest income (expense) - net	(7,135)	799	2,397	-	(3,939)
Reorganization items	(145)	-	-	-	(145)
Income (loss) from continuing operations before income taxes and equity	(6,686)	83,458	109,863	(18,293)	168,342

Provision (benefit) for income taxes	(9,373)	36,942	22,270	-	49,839
Equity in income (loss) of subsidiaries	115,816	25,906	-	(141,722)	-

Income from continuing operations	$118,503	$72,422	$87,593	$(160,015)	$118,503

Condensed Consolidating Statement of Income
Nine Months Ended July 29, 2011
(In thousands)

	Parent	Subsidiary	Non-Guarantor
	Company	Guarantors	Subsidiaries	Eliminations	Consolidated

Net sales	$-	$1,945,694	$1,880,908	$(757,989)	$3,068,613

Cost of sales	-	1,305,519	1,293,895	(585,799)	2,013,615

Product development, selling and administrative expenses	49,760	215,577	173,648	-	438,985
Other (income) expense	-	51,059	(58,898)	-	(7,839)
Operating income (loss)	(49,760)	373,539	472,263	(172,190)	623,852

Intercompany items	31,014	(33,920)	(82,808)	85,714	-
Interest income (expense) - net	(23,637)	2,141	7,896	-	(13,600)
Reorganization items	(35)	-	-	-	(35)

Income (loss) from continuing operations before income taxes and equity	(42,418)	341,760	397,351	(86,476)	610,217

Provision (benefit) for income taxes	(51,481)	136,937	88,752	-	174,208
Equity in income (loss) of subsidiaries	426,946	152,658	-	(579,604)	-

Income from continuing operations	$436,009	$357,481	$308,599	$(666,080)	$436,009

Condensed Consolidating Statement of Income
Nine Months Ended July 30, 2010
(In thousands)

	Parent	Subsidiary	Non-Guarantor
	Company	Guarantors	Subsidiaries	Eliminations	Consolidated

Net sales	$-	$1,487,064	$1,479,700	$(491,318)	$2,475,446

Cost of sales	-	1,009,225	1,039,718	(395,516)	1,653,427

Product development, selling and administrative expenses	32,586	184,779	137,182	-	354,547
Other (income) expense	-	46,095	(49,149)	-	(3,054)
Operating income (loss)	(32,586)	246,965	351,949	(95,802)	470,526

Intercompany items	30,959	(34,982)	(53,048)	57,071	-
Interest income (expense) - net	(20,727)	2,364	5,498	-	(12,865)
Reorganization items	(740)	-	-	-	(740)
Income (loss) from continuing operations before income taxes and equity	(23,094)	214,347	304,399	(38,731)	456,921

Provision (benefit) for income taxes	(24,743)	121,288	45,215	-	141,760
Equity in income (loss) of subsidiaries	313,512	107,918	-	(421,430)	-

Income from continuing operations	$315,161	$200,977	$259,184	$(460,161)	$315,161

Condensed Consolidating Balance Sheets:
As of July 29, 2011
(In thousands)

	Parent	Subsidiary	Non-Guarantor
	Company	Guarantors	Subsidiaries	Eliminations	Consolidated
ASSETS

Current assets	$109,300	$1,159,280	$1,607,300	$(173,697)	$2,702,183
Current assets of discontinued operations	-	351,579	-	-	351,579
Property, plant and equipment-net	1,589	287,613	215,182	-	504,384
Intangible assets-net	-	775,576	21,364	-	796,940
Other assets	3,011,794	1,258,620	1,090,203	(5,018,425)	342,192
Non-current assets of discontinued operation	-	233,080	-	-	233,080
Total assets	$3,122,683	$4,065,748	$2,934,049	$(5,192,122)	$4,930,358

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities	$41,724	$800,855	$800,527	$(73,754)	$1,569,352
Current liabilities of discontinued operation	-	200,740	-	-	200,740
Long-term debt	871,359	1,932	75	-	873,366
Accrued pension costs	310,782	7,911	7,271	-	325,964
Other non-current liabilities	20,447	9,837	52,281	-	82,565
Shareholders’ equity	1,878,371	3,044,473	2,073,895	(5,118,368)	1,878,371

Total liabilities and shareholders’ equity	$3,122,683	$4,065,748	$2,934,049	$(5,192,122)	$4,930,358

As of October 29, 2010 (as restated)
(In thousands)

	Parent	Subsidiary	Non-Guarantor
	Company	Guarantors	Subsidiaries	Eliminations	Consolidated
ASSETS

Current assets	$488,248	$744,525	$1,236,264	$(107,110)	$2,361,927
Property, plant and equipment-net	964	185,073	191,987	-	378,024
Intangible assets-net	-	284,993	19,524	-	304,517
Other assets	1,714,000	501,526	963,265	(2,952,246)	226,545

Total assets	$2,203,212	$1,716,117	$2,411,040	$(3,059,356)	$3,271,013

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities	$21,885	$477,105	$561,519	$(37,185)	$1,023,324
Long-term debt	396,094	-	232	-	396,326
Accrued pension costs	413,302	7,926	7,120	-	428,348
Other non-current liabilities	29,565	13,794	37,290	-	80,649
Shareholders’ equity	1,342,366	1,217,292	1,804,879	(3,022,171)	1,342,366

Total liabilities and shareholders’ equity	$2,203,212	$1,716,117	$2,411,040	$(3,059,356)	$3,271,013

Condensed Consolidating Statement of Cash Flows:
Nine Months Ended July 29, 2011
(In thousands)

	Parent	Subsidiary	Non-Guarantor
	Company	Guarantors	Subsidiaries	Consolidated
Net cash provided by operating activities – continuing operations	$285,682	$35,685	$24,767	$346,134
Net cash used by operating activities – discontinued operations	-	(2,444)	-	(2,444)
Net cash provided by operating activities	285,682	33,241	24,767	343,690

Investing Activities:
Investment in IMM	(140,613)	-	-	(140,613)
Acquisition of LeTourneau	(1,041,161)	-	-	(1,041,161)
Other	(1,029)	(43,370)	(28,276)	(72,675)
Net cash used by investing activities – continuing operations	(1,182,803)	(43,370)	(28,276)	(1,254,449)
Net cash used by investing activities – discontinued operations	-	(361)	-	(361)
Net cash used by investing activities	(1,182,803)	(43,731)	(28,276)	(1,254,810)
Share-based payment awards	70,426	-	-	70,426
Changes in short and long-term obligations, net	500,000	2,436	6,425	508,861
Other	(64,305)	-	-	(64,305)
Net cash provided by financing activities – continuing operations	506,121	2,436	6,425	514,982
Net cash provided by financing activities – discontinued operations	-	-	-	-
Net cash provided by financing activities	506,121	2,436	6,425	514,982

Effect of exchange rate changes on cash and cash equivalents	-	-	23,649	23,649
Increase (decrease) in cash and cash equivalents	(391,000)	(8,054)	26,565	(372,489)
Cash and cash equivalents at beginning of period	439,295	16,262	360,024	815,581
Cash and cash equivalents at end of period	$48,295	$8,208	$386,589	$443,092

Nine Months Ended July 30, 2010
(In thousands)

	Parent	Subsidiary	Non-Guarantor
	Company	Guarantors	Subsidiaries	Consolidated

Net cash provided by operating activities	$228,969	$16,584	$127,376	$372,929
Net cash used by investing activities	(353)	(23,949)	(28,637)	(52,939)
Net cash provided (used) by financing activities	(42,941)	(135)	175	(42,901)

Effect of exchange rate changes on cash and cash equivalents	-	-	(132)	(132)
Increase (decrease) in cash and cash equivalents	185,675	(7,500)	98,782	276,957
Cash and cash equivalents at beginning of period	146,223	19,030	306,432	471,685
Cash and cash equivalents at end of period	$331,898	$11,530	$405,214	$748,642

18.	Supplemental Subsidiary Guarantors

Note 17, “Subsidiary Guarantors,” to the Condensed Consolidated Financial Statements that appear in our Quarterly Report on Form 10-Q for the period ended July 29, 2011 contained condensed consolidating financial information for Joy Global Inc., on an unconsolidated basis, on a combined basis for the guarantors under our credit agreements and outstanding senior notes, and on a combined basis for non-guarantor subsidiaries, which included all of our foreign subsidiaries and a number of small domestic subsidiaries. The subsidiaries included in the guarantor information appearing in this Note included LeTourneau Technologies Drilling Systems, Inc. (“LDS”), which we expect to sell, and certain immaterial wholly owned subsidiaries of LeTourneau Technologies, Inc. (“LeTourneau”).

We are filing a Form S−3 with the United States Securities and Exchange Commission that lists five of our wholly owned subsidiaries, Joy Technologies Inc., P&H Mining Equipment Inc., N.E.S. Investment Co., Continental Crushing & Conveying Inc. and LeTourneau as guarantors of debt securities. This excludes LDS and other immaterial subsidiaries of LeTourneau that are guarantors under our credit agreements and outstanding senior notes. Accordingly, we are providing supplemental information to reflect condensed consolidated financial information for this revised set of guarantors pursuant to Rule 3-10 of Regulation S-X. This information includes Condensed Consolidating Statements of Income for the three and nine-month periods ended July 29, 2011, Condensed Consolidating Balance Sheets as of July 29, 2011 and a Condensed Consolidating Statement of Cash Flows for the nine months ended July 29, 2011.

Condensed Consolidating Statement of Income
Quarter Ended July 29, 2011
(In thousands)

	Parent	Subsidiary	Non-Guarantor
	Company	Guarantors	Subsidiaries	Eliminations	Consolidated

Net sales	$-	$709,209	$721,649	$(294,506)	$1,136,352

Cost of sales	-	474,322	491,048	(225,744)	739,626

Product development, selling and administrative expenses	24,102	80,189	61,034	-	165,325
Other (income) expense	-	15,975	(20,566)	-	(4,591)
Operating income (loss)	(24,102)	138,723	190,133	(68,762)	235,992

Intercompany items	4,778	(7,054)	(34,681)	36,957	-
Interest income (expense) - net	(8,687)	382	2,273	-	(6,032)
Reorganization items	-	-	-	-	-

Income (loss) from continuing operations
before income taxes and equity	(28,011)	132,051	157,725	(31,805)	229,960

Provision (benefit) for income taxes	(29,103)	56,015	31,243	-	58,155
Equity in income (loss) of subsidiaries	170,713	41,721	-	(212,434)	-

Income from continuing operations	$171,805	$117,757	$126,482	$(244,239)	$171,805

Condensed Consolidating Statement of Income
Nine Months Ended July 29, 2011
(In thousands)

	Parent	Subsidiary	Non-Guarantor
	Company	Guarantors	Subsidiaries	Eliminations	Consolidated

Net sales	$-	$1,942,124	$1,884,478	$(757,989)	$3,068,613

Cost of sales	-	1,303,238	1,296,176	(585,799)	2,013,615

Product development, selling and administrative expenses	49,760	215,114	174,111	-	438,985
Other (income) expense	-	51,059	(58,898)	-	(7,839)
Operating income (loss)	(49,760)	372,713	473,089	(172,190)	623,852

Intercompany items	31,014	(33,920)	(82,808)	85,714	-
Interest income (expense) - net	(23,637)	2,141	7,896	-	(13,600)
Reorganization items	(35)	-	-	-	(35)

Income (loss) from continuing operations
before income taxes and equity	(42,418)	340,934	398,177	(86,476)	610,217

Provision (benefit) for income taxes	(51,481)	136,937	88,752	-	174,208
Equity in income (loss) of subsidiaries	426,946	152,658	-	(579,604)	-

Income from continuing operations	$436,009	$356,655	$309,425	$(666,080)	$436,009

Condensed Consolidating Balance Sheets:
As of July 29, 2011
(In thousands)

	Parent	Subsidiary	Non-Guarantor
	Company	Guarantors	Subsidiaries	Eliminations	Consolidated
ASSETS

Current assets	$109,300	$1,127,307	$1,639,273	$(173,697)	$2,702,183
Current assets of discontinued operations	-	103,829	247,750	-	351,579
Property, plant and equipment-net	1,589	280,845	221,950	-	504,384
Intangible assets-net	-	775,576	21,364	-	796,940
Other assets	3,011,794	1,258,620	1,090,203	(5,018,425)	342,192
Non-current assets of discontinued operation	-	192,550	40,530	-	233,080
Total assets	$3,122,683	$3,738,727	$3,261,070	$(5,192,122)	$4,930,358

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities	$41,724	$795,054	$806,328	$(73,754)	$1,569,352
Current liabilities of discontinued operation	-	92,838	107,902	-	200,740
Long-term debt	871,359	1,932	75	-	873,366
Accrued pension costs	310,782	7,911	7,271	-	325,964
Other non-current liabilities	20,447	9,837	52,281	-	82,565
Shareholders’ equity	1,878,371	2,831,155	2,287,213	(5,118,368)	1,878,371

Total liabilities and shareholders’ equity	$3,122,683	$3,738,727	$3,261,070	$(5,192,122)	$4,930,358

Condensed Consolidating Statement of Cash Flows:
Nine Months Ended July 29, 2011
(In thousands)

	Parent	Subsidiary	Non-Guarantor
	Company	Guarantors	Subsidiaries	Consolidated
Net cash provided by operating activities – continuing operations	$285,682	$28,380	$32,072	$346,134
Net cash used by operating activities – discontinued operations	-	(4,640)	2,196	(2,444)
Net cash provided by operating activities	285,682	23,740	34,268	343,690

Investing Activities:
Investment in IMM	(140,613)	-	-	(140,613)
Acquisition of LeTourneau	(1,041,161)	-	-	(1,041,161)
Other	(1,029)	(43,370)	(28,276)	(72,675)
Net cash used by investing activities – continuing operations	(1,182,803)	(43,370)	(28,276)	(1,254,449)
Net cash used by investing activities – discontinued operations	-	(413)	52	(361)
Net cash used by investing activities	(1,182,803)	(43,783)	(28,224)	(1,254,810)
Share-based payment awards	70,426	-	-	70,426
Changes in short and long-term obligations, net	500,000	2,436	6,425	508,861
Other	(64,305)	-	-	(64,305)
Net cash provided by financing activities – continuing operations	506,121	2,436	6,425	514,982
Net cash provided by financing activities – discontinued operations	-	-	-	-
Net cash provided by financing activities	506,121	2,436	6,425	514,982

Effect of exchange rate changes on cash and cash equivalents	-	-	23,649	23,649
Increase (decrease) in cash and cash equivalents	(391,000)	(17,607)	36,118	(372,489)
Cash and cash equivalents at beginning of period	439,295	16,262	360,024	815,581
Cash and cash equivalents at end of period	$48,295	$(1,345)	$396,1429	$443,092